Exhibit 4.2

___________________________________________________________________________
___________________________________________________________________________

TEXAS-NEW MEXICO POWER COMPANY

to

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

_______________________________________

TWENTY-SEVENTH SUPPLEMENTAL INDENTURE
dated as of December 19, 2025

Supplemental to the First Mortgage Indenture
dated as of March 23, 2009
(file no.: 09-0007931211)

Establishing a series of Securities designated

FIRST MORTGAGE BONDS, SERIES 2025I

___________________________________________________________________________
___________________________________________________________________________

THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A UTILITY

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

Address of Debtor:
Texas-New Mexico Power Company
Attention: Treasury
414 Silver Ave. SW, MS 0905
Albuquerque, New Mexico 87102-3289

Address of Secured Party:
U.S. Bank Trust Company, National Association, as Trustee
60 Livingston Ave
Saint Paul, Minnesota 55107
Attention: Texas-New Mexico Power Notes Administrator

TWENTY-SEVENTH SUPPLEMENTAL INDENTURE, dated as of December 19, 2025, between TEXAS-NEW MEXICO POWER COMPANY, a corporation organized and existing under the laws of the State of Texas (the “Company”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association (ultimate successor as trustee to The Bank of New York Mellon Trust Company, N.A.), as Trustee under the Indenture hereinafter referred to (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee a First Mortgage Indenture, dated as of March 23, 2009 (the “Original Indenture”), providing for the issuance by the Company from time to time of its bonds, notes or other evidence of indebtedness to be issued in one or more series (in the Original Indenture and herein called the “Securities”) and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities and the performance and observance of the other obligations of the Company thereunder; and

WHEREAS, the Company has also heretofore executed and delivered to the Trustee a First Supplemental Indenture, dated as of March 23, 2009, a Second Supplemental Indenture, dated as of March 25, 2009, a Third Supplemental Indenture, dated as of April 30, 2009, as amended by a First Amendment, dated as of December 16, 2010, a Fourth Supplemental Indenture, dated as of September 30, 2011, a Fifth Supplemental Indenture, dated as of April 3, 2013, a Sixth Supplemental Indenture, dated as of June 27, 2014, a Seventh Supplemental Indenture, dated as of February 10, 2016, an Eighth Supplemental Indenture, dated as of August 24, 2017, a Ninth Supplemental Indenture, dated as of June 28, 2018, a Tenth Supplemental Indenture, dated as of March 29, 2019, an Eleventh Supplemental Indenture, dated as of July 1, 2019, a Twelfth Supplemental Indenture, dated as of April 24, 2020, a Thirteenth Supplemental Indenture, dated as of July 15, 2020, a Fourteenth Supplemental Indenture, dated as of August 16, 2021, a Fifteenth Supplemental Indenture, dated as of May 12, 2022, a Sixteenth Supplemental Indenture, dated as of May 13, 2022, a Seventeenth Supplemental Indenture, dated as of July 28, 2022, an Eighteenth Supplemental Indenture, dated as of April 28, 2023, a Nineteenth Supplemental Indenture, dated as of July 28, 2023, a Twentieth Supplemental Indenture dated as of March 28, 2024, a Twenty-First Supplemental Indenture dated as of April 1, 2024, a Twenty-Second Supplemental Indenture dated as of July 1, 2024, a Twenty-Third Supplemental Indenture dated as of February 14, 2025, a Twenty-Fourth Supplemental Indenture dated as of July 21, 2025, a Twenty-Fifth Supplemental Indenture dated as of November 6, 2025, and a Twenty-Sixth Supplemental Indenture, dated as of December 18, 2025, each such supplemental indenture being between the Company and the Trustee, each providing for the establishment of the terms of one or more series of Securities (the Original Indenture, as supplemented by said First Supplemental Indenture, said Second Supplemental Indenture, said Third Supplemental Indenture (as amended), said Fourth Supplemental Indenture, said Fifth Supplemental Indenture, said Sixth Supplemental Indenture, as supplemented and amended by said Seventh Supplemental Indenture, as supplemented by said Eighth Supplemental Indenture, said Ninth Supplemental Indenture, said Tenth Supplemental Indenture, said Eleventh Supplemental Indenture, said Twelfth Supplemental Indenture, said Thirteenth Supplemental Indenture, said Fourteenth Supplemental Indenture, said Fifteenth

Supplemental Indenture, said Sixteenth Supplemental Indenture, said Seventeenth Supplemental Indenture, said Eighteenth Indenture, said Nineteenth Supplemental Indenture, said Twentieth Supplemental Indenture, said Twenty-First Supplemental Indenture, said Twenty-Second Supplemental Indenture, said Twenty-Third Supplemental Indenture, said Twenty-Fourth Supplemental Indenture, said Twenty-Fifth Supplemental Indenture and said Twenty-Sixth Supplemental Indenture, the “Indenture”); and

WHEREAS, on June 1, 2011, MUFG Union Bank, N.A. (under its then name, Union Bank, N.A.) succeeded to The Bank of New York Mellon Trust Company, N.A. as Trustee under the Indenture; effective March 15, 2021, U.S. Bank National Association succeeded to MUFG Union Bank, N.A. as Trustee under the Indenture; and effective January 29, 2022, U.S. Bank Trust Company, National Association succeeded to U.S. Bank National Association as Trustee under the Indenture; and

WHEREAS, the Company previously entered into a Credit Agreement, dated as of April 1, 2024 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) with the Lenders (as defined below) and Wells Fargo Bank, National Association, as administrative agent for the Lenders, providing for the making of certain financial accommodations thereunder, and pursuant to such Credit Agreement the Company previously issued to the Administrative Agent (as defined below), as collateral security for the borrower obligations, a series of Securities under the Indenture in the aggregate principal amount of $200,000,000 (the “Existing Bonds”); and

WHEREAS, the Company has entered into a Second Amendment to Credit Agreement, dated as of December 19, 2025 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement Amendment”) with the Lenders and Wells Fargo Bank, National Association, as administrative agent for the Lenders, and the Credit Agreement, as amended by such Credit Agreement Amendment, provides for the making of certain financial accommodations thereunder, and pursuant to such Credit Agreement Amendment the Company has agreed to issue to the Administrative Agent, as collateral security for the Borrower Obligations (as defined below) related to the $300,000,000 of Revolving Committed Amount (as defined in the Credit Agreement) (the “Applicable Obligations”), a new series of Securities under the Indenture; and

WHEREAS, upon the receipt by the Company of the Existing Bonds, the Company shall deliver the Existing Bonds to the Trustee for cancellation; and

WHEREAS, for such purposes the Company desires to issue a new series of Securities, to be designated First Mortgage Bonds, Series 2025I (the “Collateral Bonds”), the Securities of which series are to be issued as registered bonds without coupons and are to bear interest at the Interest Rate (as defined below) and are to mature on the Maturity Date (as defined below); and

WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Twenty-Seventh Supplemental Indenture to the Indenture as permitted by Sections 2.01, 3.01 and

14.01 of the Original Indenture in order to establish the form and terms of, and to provide for the creation and issuance of, the Collateral Bonds under the Indenture in an initial aggregate principal amount of $300,000,000; and

WHEREAS, all things necessary to make the Collateral Bonds, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Indenture, the valid, binding and legal obligations of the Company and to make this Twenty-Seventh Supplemental Indenture a valid, binding and legal agreement of the Company, have been done.

NOW, THEREFORE, THIS TWENTY-SEVENTH SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of the Collateral Bonds and for and in consideration of the premises and of the covenants contained in the Indenture and in this Twenty-Seventh Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, it is mutually covenanted and agreed as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01 Certain Definitions. Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined in this Twenty-Seventh Supplemental Indenture. Unless the context otherwise requires, any reference herein to a “Section” or an “Exhibit” means a Section of, or an Exhibit to, this Twenty-Seventh Supplemental Indenture, as the case may be. The words “herein,” “hereof” and “hereunder” and words of similar import refer to this Twenty-Seventh Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

The following terms have the meanings given to them in this Article One and, for purposes of this Twenty-Seventh Supplemental Indenture, such meanings shall supersede and replace the meanings given them, if any, in the Indenture:

“Administrative Agent” has the meaning given it in the Credit Agreement.

“Borrower Obligations” has the meaning given it in the Credit Agreement.

“Business Day” has the meaning given it in the Credit Agreement.

“Collateral Bonds” has the meaning given it in the seventh recital.

“Commitment” has the meaning given it in the Credit Agreement.

“Company” has the meaning given it in the preamble.

“Credit Acceleration Event” means the acceleration of the Loans and any and all other Borrower Obligations pursuant to Section 9.2(b) of the Credit Agreement.

“Credit Agreement” has the meaning given it in the fifth recital.

“Credit Notice” means a written notice from the Administrative Agent to the Company (with a copy to a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee) that states (i) that there has occurred a Credit Repurchase Event and (ii) the Credit Repurchase Amount as of the related Credit Repurchase Date.

“Credit Repurchase Amount” has the meaning given it in Section 2.03(c).

“Credit Repurchase Date” means (i) the date of the occurrence of a Credit Repurchase Event, or (ii) with respect to a Credit Acceleration Event (other than a Credit Repurchase Event), the date fixed in a Credit Written Demand for the Company’s satisfaction of a Credit Repurchase Requirement.

“Credit Repurchase Event” means the occurrence of an “Event of Default”, as such term is defined in the Credit Agreement, under Section 9.1(e) of the Credit Agreement.

“Credit Repurchase Requirement” has the meaning given it in Section 2.03(c).

“Credit Written Demand” means a written demand from the Administrative Agent to the Company (with a copy to a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee) that (i) states that there has occurred a Credit Acceleration Event (other than a Credit Repurchase Event), (ii) demands repurchase by the Company of Collateral Bonds pursuant to Section 2.03(c), (iii) fixes a Credit Repurchase Date (which date must be at least three and no more than ten Business Days following the date on which the Company receives the related Credit Written Demand) and (iv) states the Credit Repurchase Amount as of such Credit Repurchase Date.

“Indenture” has the meaning given it in the second recital.

“Interest Payment Date” means each date on which Borrower Obligations constituting interest and/or fees are due and payable from time to time pursuant to the Credit Agreement.

“Interest Rate” means a rate of interest per annum, adjusted as necessary, to result in an interest payment equal to the aggregate amount of Applicable Obligations constituting interest and/or fees due under the Credit Agreement on the applicable Interest Payment Date.

“Lenders” has the meaning given it in the Credit Agreement.

“Loans” has the meaning given it in the Credit Agreement.

“Maturity” means the date on which all of the principal of the Collateral Bonds becomes due and payable, whether at stated maturity, upon redemption or acceleration or otherwise.

“Maturity Date” has the meaning given it in the Credit Agreement.

“Original Indenture” has the meaning given it in the first recital.

“Revolving Committed Amount” has the meaning given it in the Credit Agreement.

“Trustee” has the meaning given it in the preamble.

ARTICLE TWO

TITLE, FORM AND TERMS OF THE COLLATERAL BONDS

Section 2.01 Title of the Collateral Bonds. This Twenty-Seventh Supplemental Indenture hereby creates a series of Securities designated as the “First Mortgage Bonds, Series 2025I” (which are referred to herein as the “Collateral Bonds”). The Collateral Bonds shall be executed, authenticated and delivered in accordance with the provisions of, and, except as hereinafter provided, shall in all respects be subject to all of the terms, conditions and covenants of the Indenture as supplemented by this Twenty-Seventh Supplemental Indenture. For purposes of the Indenture, the Collateral Bonds shall constitute a single series of Securities and may be issued in an unlimited aggregate principal amount (subject to the limitations set forth in Article IV of the Indenture), although the initial issuance, authentication and delivery of the Collateral Bonds shall be in the aggregate principal amount of $300,000,000.

Section 2.02 Form and Terms of the Collateral Bonds.

(a)     The form and terms of the Collateral Bonds pursuant to the authority granted by this Twenty-Seventh Supplemental Indenture in accordance with Sections 2.01 and 3.01 of the Original Indenture are set forth herein. The Collateral Bonds shall be issued in registered form without coupons in the denominations of $1,000 and integral multiples of $1,000, appropriately numbered and substantially in the form set forth as Exhibit A hereto. The Collateral Bonds are to be issued to and registered in the name of the Administrative Agent under the Credit Agreement, and are issued as collateral security for the Applicable Obligations.

(b)     The Collateral Bonds shall mature on the Maturity Date and shall bear interest at the Interest Rate, payable on each Interest Payment Date. The Collateral Bonds shall be payable as to principal and interest in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts and as otherwise provided for in the Indenture.

(c)     The obligation of the Company to pay the principal of and accrued interest on the Collateral Bonds at or after the Maturity (x) shall be deemed to have been satisfied and discharged in full in the event that all amounts then due in respect of the Applicable Obligations shall have been paid in full in immediately available funds or (y) shall be deemed to remain unsatisfied in an amount equal to the aggregate amount then due in respect of the Applicable Obligations and remaining unpaid (not in excess, however, of the amount otherwise then due in respect of principal of and accrued interest on the Collateral Bonds). The aggregate principal amount of the Collateral Bonds shall be reduced in amount pursuant to Section 2.03 herein.

(d)     The obligation of the Company to pay the accrued interest on the Collateral Bonds on any Interest Payment Date prior to the Maturity (a) shall be deemed to have been satisfied and discharged in full in the event that all amounts then due in respect of the Applicable Obligations shall have been paid in full in immediately available funds or (b) shall be deemed to remain unsatisfied in an amount equal to the aggregate amount then due in respect of the Applicable Obligations and remaining unpaid (not in excess, however, of the amount otherwise then due in respect of interest on the Collateral Bonds).

(e)     The Trustee may at any time and all times conclusively presume that the obligation of the Company to pay the principal of and interest on the Collateral Bonds as the same shall have become due and payable shall have been fully satisfied and discharged unless and until a Responsible Officer of the Trustee shall have received at the Corporate Trust Office a written notice from the Administrative Agent stating (A) that timely payment of principal and interest on the Collateral Bonds has not been made, (B) that the Company is in arrears as to the payments required to be made by it to the Administrative Agent pursuant to the Credit Agreement and (C) the amount of the arrearage. This paragraph is solely for the benefit of the Trustee.

Section 2.03 Redemption; Repurchase. (a) The Collateral Bonds are not redeemable at the option of the Company.

(b) A reduction in the Revolving Committed Amount below $300,000,000 in accordance with Section 2.1(d) of the Credit Agreement shall automatically reduce the aggregate principal amount of the Collateral Bonds by the aggregate amount of such reduction in the Revolving Committed Amount, upon surrender by the Administrative Agent to the Trustee at the Corporate Trust Office of the Trustee of Collateral Bonds in an aggregate principal amount equal to the reduction, which surrender shall be a condition precedent to the reduction in the Revolving Committed Amount and a condition precedent to the reduction of the aggregate principal amount of the Collateral Bonds.

(c) On a Credit Repurchase Date, the Company shall repurchase (the “Credit Repurchase Requirement”) the Collateral Bonds (including all accrued and unpaid interest on the Collateral Bonds) for a purchase price equal to the Applicable Obligations (the “Credit Repurchase Amount”). On the Credit Repurchase Date, the Company will deposit with the Trustee immediately available funds in an amount equal to the Credit Repurchase Amount and the Trustee shall pay such amount as soon as practicable after receipt thereof to the Administrative Agent. Payment of a Credit Repurchase Amount equal to the Borrower Obligations as of the applicable Credit Repurchase Date shall be deemed to satisfy and discharge in full the principal of, and accrued and unpaid interest on, the Collateral Bonds.

(d) The Company’s obligation to satisfy a Credit Repurchase Requirement shall be mandatory upon the occurrence of a Credit Repurchase Event. Upon a Credit Acceleration Event, the Administrative Agent may, at its option, deliver a Credit Written Demand upon the Company’s receipt of which the Company’s compliance with the Credit Repurchase Requirement shall be mandatory.

(e) Following a Credit Repurchase Event, the Administrative Agent shall promptly deliver to the Company a Credit Notice.

(f) Any Collateral Bonds surrendered to the Trustee in connection with a Credit Repurchase Requirement or in connection with a reduction in the Revolving Committed Amount shall promptly be cancelled in accordance with Section 3.09 of the Indenture.

(g) Any Collateral Bond which is to be repurchased only in part (or is reduced in part, pursuant to a reduction in the Revolving Committed Amount) shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Collateral Bond, without service charge, a new Collateral Bond of any authorized denomination as requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the portion of the principal of the Collateral Bond so surrendered that is not being repurchased or reduced.

Section 2.04 [Reserved].

Section 2.05 Restrictions on Transfer. The Collateral Bonds shall be issued to and registered in the name of the Administrative Agent and shall not be transferable by the Administrative Agent, except to (i) a successor Administrative Agent appointed pursuant to the terms of Section 10.06 of the Credit Agreement or (ii) the Company. The Company hereby instructs the Trustee to so limit transfers requested by any Holder (other than the Company) of any Collateral Bond.

Section 2.06 Sinking Fund. The Collateral Bonds are not subject to any sinking fund.

Section 2.07 Surrender. The Administrative Agent shall surrender the Collateral Bonds to the Trustee when all of the Applicable Obligations shall have been duly paid in full in immediately available funds, and the Credit Agreement (including, without limitation, all Commitments thereunder) shall have been terminated, and the Trustee shall cancel such Collateral Bonds upon receipt thereof.

ARTICLE THREE

ISSUANCE OF THE COLLATERAL BONDS

Section 3.01 Additional Collateral Bonds. The principal amount of the Collateral Bonds which may be authenticated and delivered hereunder is not limited, except as otherwise provided in Article IV of the Indenture.

Section 3.02 Authentication. The Collateral Bonds in the aggregate principal amount of $300,000,000 may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated and delivered by the Trustee (either before or after the filing or recording hereof) pursuant to and in accordance with a Company Order delivered pursuant to, and upon compliance by the Company with the applicable provisions and requirements of Article IV of the Indenture and upon the surrender to the Trustee for cancellation pursuant to Section 3.09 of the Indenture of $200,000,000 aggregate principal amount of the Existing Bonds.

ARTICLE FOUR

MISCELLANEOUS PROVISIONS

Section 4.01 Utility and Transmitting Utility. The Company is a utility as defined in Section 261.001(a) of the Texas Business and Commerce Code (the “TBCC”). The Company intends to subject the Original Indenture, as heretofore supplemented and amended and as supplemented by this Twenty-Seventh Supplemental Indenture, to the requirements and benefits of Chapter 261 of the TBCC. The perfection of and notice provided by the Original Indenture, as heretofore supplemented and amended and as supplemented by this Twenty-Seventh Supplemental Indenture, under Section 261.004 of the TBCC with respect to the interest in property granted as security thereunder shall be effective from its date of deposit for filing until and to the extent such interest in property is released by the filing of a termination statement or a release of such interest in property, in each case signed or authorized in writing by the Trustee, and no renewal, refiling or continuation statement shall be required to continue such effectiveness. The Company is also a transmitting utility as defined in Section 9.102 of the TBCC. The Original Indenture, as heretofore supplemented and amended and as supplemented by this Twenty-Seventh Supplemental Indenture, shall remain effective as (a) a financing statement until a termination statement is filed, as provided in Section 9.515(f) of the TBCC, and (b) a financing statement filed as a fixture filing until the Original Indenture (as heretofore supplemented and amended and as supplemented by this Twenty-Seventh Supplemental Indenture) is released in full or satisfied of record or its effectiveness otherwise terminates as to the real property covered thereby, as provided in Section 9.515(g) of the TBCC.

Section 4.02 Ratification. The Indenture, as supplemented by this Twenty-Seventh Supplemental Indenture, is in all respects ratified and confirmed, and this Twenty-Seventh Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 4.03 Trustee. The Trustee hereby accepts the trust hereby declared and provided, and agrees to perform the same upon the terms and conditions set forth in the Indenture, as supplemented by this Twenty-Seventh Supplemental Indenture.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Twenty-Seventh Supplemental Indenture, or of the Collateral Bonds or the due execution hereof or thereof by the Company or for or in respect of the recitals contained herein or therein (except the Trustee’s certificate of authentication) or the statements contained in Section 4.01, all of which recitals and statements are made by the Company solely.

Section 4.04 Governing Law. This Twenty-Seventh Supplemental Indenture and the Collateral Bonds shall be governed by and construed in accordance with the law of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act would be applicable were this Twenty-Seventh Supplemental Indenture qualified under the Trust Indenture Act and except to the extent that the law of any other jurisdiction shall mandatorily govern the creation, perfection, priority or enforcement of the Lien of the Indenture or the exercise of remedies with respect to the Mortgaged Property.

Section 4.05 Counterparts. This Twenty-Seventh Supplemental Indenture is an indenture supplemental to the Indenture. This Twenty-Seventh Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

Section 4.06 USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Twenty-Seventh Supplemental Indenture agree that they shall provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 4.07 Notices to the Trustee. Notice is hereby given that the address of the Trustee for purposes of Section 1.08 of the Indenture is:

If to the Trustee, to:
U.S. Bank Trust Company, National Association
60 Livingston Ave
Mail Code EP-MN-WS3C
Saint Paul, Minnesota 55107
Attention: Texas-New Mexico Power Notes Administrator

or such other address as the Trustee may from time to time designate pursuant to said Section 1.08.

[signature page follows]

IN WITNESS WHEREOF, said TEXAS-NEW MEXICO POWER COMPANY has caused this Twenty-Seventh Supplemental Indenture to be executed on its behalf, and said U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee as aforesaid, in evidence of its acceptance of the trust hereby created, has caused this Twenty-Seventh Supplemental Indenture to be executed on its behalf, to be effective as of the date first written above.

TEXAS-NEW MEXICO POWER COMPANY
By:	/s/ Sabrina G. Greinel
Name: Sabrina G. Greinel
Title: Vice President, Treasurer and Strategy

ACKNOWLEDGMENT:

STATE OF NEW MEXICO        )
COUNTY OF BERNALILLO    )

This instrument was acknowledged before me on this 8th day of December, 2025, by Sabrina G. Greinel, Vice President, Treasurer and Strategy of TEXAS-NEW MEXICO POWER COMPANY, a Texas corporation, on behalf of said corporation.

/s/ Victoria J. Quintana
Notary Public in and for the State of
New Mexico

[Signature Page to Twenty-Seventh Supplemental Indenture to
First Mortgage Indenture of Texas-New Mexico Power Company]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Quinton M. DePompolo
Name: Quinton M. DePompolo
Title: Vice President

STATE OF MINNESOTA            )
COUNTY OF RAMSEY            )

Before me, the undersigned notary, on this day personally appeared Quinton M. DePompolo, known to me (or proved to me through __________________ (description of identity card or other document)) to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he/she executed the same, in his/her capacity as Vice President of U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, acting in its capacity as Trustee, for the purposes and consideration therein expressed.

Given under my hand and seal of office this 16th day of December A.D., 2025.

Signature:/s/ Jose Luis Gavilan	(seal)

[Signature Page to Twenty-Seventh Supplemental Indenture to
First Mortgage Indenture of Texas-New Mexico Power Company]

Exhibit A

FORM OF FIRST MORTGAGE BOND, SERIES 2025I

THIS SECURITY IS NOT TRANSFERABLE EXCEPT AS PERMITTED IN SECTION 2.05 OF THE TWENTY-SEVENTH SUPPLEMENTAL INDENTURE.

TEXAS-NEW MEXICO POWER COMPANY

(Incorporated under the laws of the State of Texas)

First Mortgage Bond, Series 2025I

No.                                             $

TEXAS-NEW MEXICO POWER COMPANY, a corporation organized and existing under the laws of the State of Texas (the “Company”, which term shall include any Successor Corporation under the Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to            , as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders under and as defined in the Credit Agreement, dated as of December 19, 2025, among the Company, the Lenders named therein and from time to time a party thereto and the Administrative Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), or registered assigns, the principal sum of $300,000,000 or such lesser principal amount as may result from permanent reductions in the aggregate principal amount hereof pursuant to Section 2.03(b) or Section 2.03(c) of the Twenty-Seventh Supplemental Indenture (as defined on the reverse hereof), but not in excess, however, of said $300,000,000 principal sum, on the Maturity Date, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon at the Interest Rate in like coin or currency from December 19, 2025, or from the most recent Interest Payment Date to which interest is paid or provided for, payable on each Interest Payment Date until the principal hereof is paid or duly made available for payment on the Maturity Date, or, in the event of default in the payment of the principal hereof, until the Company’s obligations with respect to the payment of such principal shall be discharged as provided in the Indenture.

Principal of, premium (if any) and interest on this Collateral Bond are payable at the corporate trust office or agency of the Trustee, in New York, New York, as Paying Agent for the Company.

The provisions of this Collateral Bond are continued on the reverse hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

This Collateral Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until U.S. Bank

Trust Company, National Association, the Trustee under the Indenture, or a successor trustee thereto under the Indenture, shall have signed the form of certificate endorsed hereon.

[signature page follows]

IN WITNESS WHEREOF, TEXAS-NEW MEXICO POWER COMPANY has caused the signature of its duly authorized officer to be hereto affixed.

Dated: ____________

By:	TEXAS-NEW MEXICO POWER COMPANY
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the First Mortgage Bonds of the series designated therein referred to in the within-mentioned Indenture, as supplemented by the Twenty-Seventh Supplemental Indenture.

By:	U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
Authorized Officer

FORM OF REVERSE OF FIRST MORTGAGE BOND, SERIES 2025I

This Security is one of a duly authorized issue of First Mortgage Bonds of the Company (herein called the “First Mortgage Bonds”), unlimited in aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by an indenture, dated as of March 23, 2009, executed by the Company and delivered to U.S. Bank Trust Company, National Association (ultimate successor as trustee to The Bank of New York Mellon Trust Company, N.A.), as Trustee (herein called the “Trustee”) (said indenture being herein called the “Indenture”), to which Indenture and all indentures supplemental thereto (including the Twenty-Seventh Supplemental Indenture hereinafter referred to) reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the registered owners of the First Mortgage Bonds and of the Trustee in respect thereto, and the terms and conditions upon which the First Mortgage Bonds are, and are to be, secured, and for a statement of the respective rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the First Mortgage Bonds and of the terms upon which the First Mortgage Bonds are, and are to be, authenticated and delivered. To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the Holders of the First Mortgage Bonds may be made, in certain cases without the consent of the Holders, as set forth in Section 14.01 of the Indenture, and otherwise with the consent of the Company by an affirmative vote of not less than a majority in amount of the First Mortgage Bonds entitled to vote then outstanding, at a meeting of Holders called and held as provided in the Indenture, and by an affirmative vote of not less than a majority in amount of the First Mortgage Bonds of any series entitled to vote then outstanding and affected by such modifications or alterations, in case one or more but less than all of the series of First Mortgage Bonds then outstanding under the Indenture are so affected; provided, however, that no such modifications or alterations shall be made which will affect the terms of payment of the principal of, or interest on, this First Mortgage Bond, which are unconditional. The First Mortgage Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as provided in the Indenture. This First Mortgage Bond is one of a series designated as “First Mortgage Bonds, Series 2025I” (herein called the “Collateral Bonds”) of the Company, issued under and secured by the Indenture and described in an indenture supplemental thereto (herein called the “Twenty-Seventh Supplemental Indenture”), dated as of December 19, 2025, executed by the Company and delivered to the Trustee.

The Collateral Bonds are to be issued and delivered to the Administrative Agent as collateral security for the Applicable Obligations.

The obligation of the Company to pay the principal of and accrued interest on the Collateral Bonds at or after the Maturity (x) shall be deemed to have been satisfied and discharged in full in the event that all amounts then due in respect of the Applicable Obligations shall have been paid in full in immediately available funds or (y) shall be deemed to remain unsatisfied in an amount equal to the aggregate amount then due in respect of the Applicable Obligations and remaining unpaid (not in excess, however, of the amount otherwise then due in respect of principal of and accrued interest on the Collateral Bonds). The aggregate principal amount of the Collateral

Bonds shall be reduced in amount pursuant to Section 2.03 of the Twenty-Seventh Supplemental Indenture.

The obligation of the Company to pay the accrued interest on the Collateral Bonds on any Interest Payment Date prior to the Maturity (a) shall be deemed to have been satisfied and discharged in full in the event that all amounts then due in respect of the Applicable Obligations shall have been paid in full in immediately available funds or (b) shall be deemed to remain unsatisfied in an amount equal to the aggregate amount then due in respect of the Applicable Obligations and remaining unpaid (not in excess, however, of the amount otherwise then due in respect of interest on the Collateral Bonds).

The Trustee may at any time and all times conclusively presume that the obligation of the Company to pay the principal of and interest on the Collateral Bonds as the same shall have become due and payable, shall have been fully satisfied and discharged unless and until a Responsible Officer of the Trustee shall have received at the Corporate Trust Office a written notice from the Administrative Agent stating (A) that timely payment of principal and interest on the Collateral Bonds has not been made, (B) that the Company is in arrears as to the payments required to be made by it to the Administrative Agent pursuant to the Credit Agreement and (C) the amount of the arrearage. This paragraph is solely for the benefit of the Trustee.

This Collateral Bond is not redeemable at the option of the Company.

A reduction in the Revolving Committed Amount below $300,000,000 in accordance with Section 2.1(d) of the Credit Agreement shall automatically reduce the aggregate principal amount of the Collateral Bonds by the aggregate amount of such reduction in the Revolving Committed Amount, upon surrender by the Administrative Agent to the Trustee at the Corporate Trust Office of the Trustee of Collateral Bonds in an aggregate principal amount equal to the reduction, which surrender shall be a condition precedent to the reduction in the Revolving Committed Amount and a condition precedent to the reduction of the aggregate principal amount of the Collateral Bonds.

On a Credit Repurchase Date, the Company shall repurchase (the “Credit Repurchase Requirement”) the Collateral Bonds (including all accrued and unpaid interest on the Collateral Bonds) for a purchase price equal to the Applicable Obligations (the “Credit Repurchase Amount”). On the Credit Repurchase Date, the Company will deposit with the Trustee immediately available funds in an amount equal to the Credit Repurchase Amount and the Trustee shall pay such amount as soon as practicable after receipt thereof to the Administrative Agent.

Payment of a Credit Repurchase Amount equal to the Applicable Obligations as of the applicable Credit Repurchase Date shall be deemed to satisfy and discharge in full the principal of, and accrued and unpaid interest on, the Collateral Bonds.

The Company’s obligation to satisfy a Credit Repurchase Requirement shall be mandatory upon the occurrence of a Credit Repurchase Event. Upon a Credit Acceleration Event, the Administrative Agent may, at its option, deliver a Credit Written Demand, upon the Company’s receipt of which the Company’s compliance with the Credit Repurchase Requirement shall be mandatory.

Any Collateral Bond which is to be repurchased only in part (or reduced in part, pursuant to a reduction in the Revolving Committed Amount) shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Collateral Bond, without service charge, a new Collateral Bond of any authorized denomination as requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the portion of the principal of the Collateral Bond so surrendered that is not being repurchased or reduced.

In case an Event of Default shall occur, the principal of all the Collateral Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the Holders of a majority in principal amount of the Collateral Bonds outstanding.

Except as set forth in Section 2.05 of the Twenty-Seventh Supplemental Indenture, this Collateral Bond is not transferable by the Holder thereof.

No recourse shall be had for the payment of the principal of, or the interest on, this Collateral Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, as such, or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether for amounts unpaid on stock subscriptions or by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Collateral Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

This Collateral Bond shall be governed by, and construed in accordance with, the laws of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act would be applicable were the Twenty-Seventh Supplemental Indenture qualified under the Trust Indenture Act and except to the extent that the law of any other jurisdiction shall mandatorily govern the creation, perfection, priority or enforcement of the Lien of the Indenture or the exercise of remedies with respect to the Mortgaged Property.

The Administrative Agent shall surrender this Collateral Bond to the Trustee when all of the Applicable Obligations shall have been duly paid in full in immediately available funds, and the Credit Agreement (including, without limitation, all Commitments thereunder) shall have been terminated, and the Trustee shall cancel such Collateral Bonds upon receipt thereof.

All capitalized terms used but not defined in this Collateral Bond shall have the meanings assigned to them in the Indenture or the Twenty-Seventh Supplemental Indenture, as applicable.